Exhibit 16.1

15 Warren Street, Suite 25 Hackensack, New Jersey 07601 (201) 342 -7753 Fax:(201) 342-7598 www.paritz.com

October 18, 2018

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have read Item 4.01 of Form 8-K of MJ Holdings, Inc. dated October 18, 2018. We agree with the statements made concerning our firm contained therein.

Yours very truly,

/s/Paritz & Company , P.A.